QuickLinks -- Click here to rapidly navigate through this document

Exhibit 31.1

CERTIFICATION

I, Joseph R. Tomkinson, certify that:

1.
I have reviewed this report on Form 10-K/A of Impac Mortgage Holdings, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ JOSEPH R. TOMKINSON
Joseph R. Tomkinson
Chief Executive Officer
April 30, 2014

QuickLinks

  Exhibit 31.1
CERTIFICATION